UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 13, 2017

BioTime, Inc.

(Exact name of registrant as specified in its charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 521-3390

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2017, BioTime, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the several underwriters listed therein (the “Underwriters”), relating to the issuance and sale in an underwritten public offering by the Company of 9,615,385 shares of the Company’s common stock, no par value per share (the “Common Stock”). The public offering price for each share of Common Stock is $2.60.

The Underwriters will purchase the shares of Common Stock from the Company at a price of $2.444 per share, representing a 6.0% discount from the public offering price. Raymond James & Associates, Inc. is acting as the sole book-running manager for the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

As part of the Underwriting Agreement, subject to certain exceptions, certain of the Company’s officers, directors and five percent shareholders agreed not to sell or otherwise dispose of any of the Company’s Common Stock held by them for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of Raymond James & Associates, Inc.

Certain of the Company’s existing significant shareholders, Broadwood Partners, L.P. and Broadwood Capital, Inc., both of which are affiliated with Neal Bradsher, a member of the Company’s Board of Directors, have agreed to purchase 2,692,307 shares of common stock in the offering at the public offering price of $2.60 per share.

The Common Stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-217182) filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2017, amended on May 2, 2017, and declared effective by the SEC on May 5, 2017, and a preliminary and final prospectus supplement filed with the SEC in connection with the Company’s takedown relating to the offering. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares of Common Stock in the offering is attached as Exhibit 5.1 hereto.

The net proceeds to the Company from the sale of the shares of Common Stock is expected to be approximately $23.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of the 30-day option which the Company has granted the Underwriters under the terms of the Underwriting Agreement to purchase up to an additional 1,442,308 shares of Common Stock to cover over allotments, if any. The Company intends to use the net proceeds from the offering for general corporate purposes, including, without limitation, to fund clinical trials, research and development activities and for general working capital. The offering is expected to close on or about October 17, 2017, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and the terms of the Underwriting Agreement are subject to, and qualified in their entirety by reference to, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this Form 8-K regarding the anticipated amount and use of the proceeds of the offering and the completion of the public offering constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that BioTime will be able to complete the proposed public offering. Additional information on risks facing BioTime, its subsidiaries and its affiliates can be found in the “Risk Factors” section of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) and in the preliminary prospectus supplement related to the proposed offering to be filed with the SEC on or about the date hereof (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. BioTime specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Item 2.02 Results of Operations and Financial Condition.

On a preliminary unaudited basis, BioTime estimates that its cash and cash equivalents as of September 30, 2017 was approximately $16.7 million. The estimate is a preliminary estimate based on currently available information and does not present all necessary information for a complete understanding of BioTime’s financial condition as of September 30, 2017 or our results of operations for the three months ended September 30, 2017.

The information in this Item 2.02 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 13, 2017, by and between BioTime, Inc. and Raymond James & Associates, Inc., as representative of the underwriters named therein
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTime, Inc.

Date: October 13, 2017

/s/ Russell Skibsted
Russell Skibsted
Chief Financial Officer